Exhibit 99.1

Terns Announces Pricing of Upsized $150.15 Million Public Offering

September 10, 2024

FOSTER CITY, Calif., Sept. 10, 2024 (GLOBE NEWSWIRE) - Terns Pharmaceuticals, Inc. (“Terns” or the “Company”) (Nasdaq: TERN), a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity, today announced the pricing of its upsized underwritten public offering of 11,919,048 shares of its common stock at a public offering price of $10.50 per share, and, in lieu of common stock to certain investors, pre-funded warrants to purchase 2,380,952 shares of its common stock at a public offering price of $10.4999 per pre-funded warrant, in each case before underwriting discounts and commissions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Terns, are expected to be approximately $150.15 million, excluding any exercise of the underwriters’ option to purchase additional shares. Terns has granted the underwriters a 30-day option to purchase up to an additional 2,145,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on September 12, 2024, subject to customary closing conditions. All of the securities are being offered by Terns.

Jefferies and TD Cowen are acting as lead book-running managers for the proposed offering. BMO Capital Markets and UBS Investment Bank are also acting as bookrunners for the proposed offering. Citizens JMP and Mizuho are acting as co-lead managers for the proposed offering.

Terns intends to use the net proceeds from the proposed offering, to fund research, clinical trials, development and manufacturing of the Company’s key product candidates, including TERN-701, TERN-601 and other programs, including Terns’ TERN-800 series, and for working capital and general corporate purposes.

A shelf registration statement on Form S-3 (File No. 333-269508) relating to the securities offered in the public offering was filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2023 and declared effective on February 10, 2023. The offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the preliminary prospectus supplement, final prospectus supplement, and accompanying prospectus relating to this offering, when available, may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at 877-821-7388 or by email at prospectus_department@jefferies.com or TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at 855-495-9846, or by email at TD.ECM_Prospectus@tdsecurities.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of these securities under the securities laws of any such state or other jurisdiction.

About Terns Pharmaceuticals

Terns Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing a portfolio of small-molecule product candidates to address serious diseases, including oncology and obesity. Terns’ pipeline contains three clinical stage development programs including an allosteric BCR-ABL inhibitor, a small-molecule GLP-1 receptor agonist, a THR-b agonist, and a preclinical GIPR modulator discovery effort, prioritizing a GIPR antagonist nomination candidate.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Terns Pharmaceuticals, Inc. (the “Company,” “we,” “us,” or “our”) within the meaning of the federal securities laws, including the anticipated closing date of the proposed public offering and the Company’s anticipated use of proceeds of the proposed public offering. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. The Company has based these forward-looking statements largely on its current expectations, estimates, forecasts and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. These statements are subject to risks and uncertainties that could cause the actual results and the implementation of the Company’s plans to vary materially, including the risks associated with the initiation, cost, timing, progress, results and utility of the Company’s current and future research and development activities and preclinical studies and clinical trials. These risks are not exhaustive. For a detailed discussion of the risk factors that could affect the Company and the offering, please refer to the risk factors identified in the Company’s SEC reports, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2023, and its prospectus supplement. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Contacts for Terns

Investors

Justin Ng

investors@ternspharma.com

Media

Jenna Urban

Berry & Company Public Relations

media@ternspharma.com

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